Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-25915) pertaining to the First Aviation Services Inc. Stock Incentive Plan of our report dated March 24, 1999, except for Note 6, as to which the date is April 28, 1999, with respect to the consolidated financial statements and schedule of First Aviation Services Inc. included in the Annual Report (Form 10-K) for the year ended January 31, 1999.

                                        /s/ Ernst & Young LLP

                                        Ernst & Young LLP


Stamford, Connecticut
April 30, 1999